Roper Technologies Announces Third Quarter Financial Results
and Increases Full Year Guidance

Sarasota, Florida, October 26, 2022 ... Roper Technologies, Inc. (NYSE: ROP) reported financial results for the third quarter ended September 30, 2022. Unless otherwise noted, the results and guidance in this press release are presented on a continuing operations basis.

Third quarter GAAP and adjusted revenue increased 10% to $1.35 billion, with organic revenue also increasing 10%. GAAP diluted earnings per share (“DEPS”) was $2.59, a 31% increase, and adjusted DEPS was $3.67, an 18% increase.

Adjusted EBITDA increased 12% to $555 million and adjusted EBITDA margin increased 80 basis points to 41.1%. GAAP operating cash flow was $219 million, which included tax payments associated with Roper’s divestiture activity. Excluding these tax payments, adjusted operating cash flow increased 12% to $376 million.

"Roper’s enhanced portfolio delivered outstanding third quarter results," said Neil Hunn, Roper Technologies’ President and CEO. "Organic revenue grew 10%, with broad-based strength across each of our three segments. Furthermore, our recently completed Frontline Education acquisition adds another leading vertical software business to the enterprise."

"We are increasing our guidance for the year, driven by the combination of excellent third quarter results, continued strong demand for our niche software and product solutions, and the addition of Frontline Education.”

“With the pending completion of our industrial sale and the recent addition of Frontline, the new, higher quality Roper portfolio is becoming more evident, and we have never been more excited about the company's future,” concluded Mr. Hunn.

Increasing 2022 Guidance

The Company now expects full year adjusted DEPS of $14.09 - $14.13, compared to previous guidance of $13.46 - $13.62

For the fourth quarter of 2022, the Company expects adjusted DEPS of $3.72 - $3.76.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures, as well as any redeployment of proceeds from announced or completed divestitures.

Discontinued Operations

During the second quarter, Roper announced an agreement to sell a majority stake in its industrial businesses, including its entire historical Process Technologies reportable segment (AMOT, CCC, Cornell, FTI, Metrix, PAC, Roper Pump, and Viatran) and the industrial businesses within its historical Measurement & Analytical Solutions reportable segment (Alpha, Dynisco, Hansen, Hardy, Logitech, Struers, Technolog, and Uson). The financial results for these businesses are reported as discontinued operations for all periods presented.

Roper has completed the divestitures of the TransCore, Zetec, and CIVCO Radiotherapy businesses. The financial results for these businesses are reported as discontinued operations for all periods presented.

Conference Call to be Held at 8:00 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Wednesday, October 26, 2022. The call can be accessed via webcast or by dialing +1 844-750-4898 (US/Canada) or +1 412-317-5294 and referencing Roper Technologies. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 412-317-0088 with access code 9601442.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Adjusted DEPS Reconciliation (From Continuing Operations)

	Q3 2021	Q3 2022		V %
GAAP DEPS	$1.97	$2.59		31%
Purchase accounting adjustment to acquired commission expense	(0.01)	(0.01)	A
Transaction-related expenses for completed acquisitions	—	0.02	B
Amortization of acquisition-related intangible assets	1.05	1.06	C
Income tax restructuring expense associated with discontinued operations	0.11	—
Adjusted DEPS	$3.12	$3.67		18%

Table 2: Adjusted Revenue and EBITDA Reconciliation ($M) (From Continuing Operations)

	Q3 2021	Q3 2022		V %
Adjusted Revenue Reconciliation
GAAP Revenue	$1,232	$1,350		10%
Adjusted Revenue	$1,232	$1,350		10%

Components of Adjusted Revenue Growth
Organic				10%
Acquisitions/Divestitures				1%
Foreign Exchange				(2)%
Adjusted Revenue Growth				10%

Adjusted EBITDA Reconciliation
GAAP Net Earnings	$211	$277
Taxes	76	78
Interest Expense	58	41
Depreciation	10	9
Amortization	143	147
EBITDA	$498	$553		11%

Purchase accounting adjustment to acquired commission expense	(1)	(1)	A
Transaction-related expenses for completed acquisitions	—	3	B
Adjusted EBITDA	$497	$555		12%
% of Adjusted Revenue	40.3%	41.1%		+80 bps

Table 3: Adjusted Cash Flow Reconciliation ($M) (From Continuing Operations)

	Q3 2021	Q3 2022	V %
Operating Cash Flow	$337	$219
Taxes paid in period related to divestitures	—	157
Adjusted Operating Cash Flow	$337	$376	12%

Table 4: Forecasted Adjusted DEPS Reconciliation (From Continuing Operations)

	Q4 2022		FY 2022
	Low End	High End	Low End	High End
GAAP DEPS	$2.48	$2.52	$9.41	$9.45
Purchase accounting adjustment to acquired commission expense A	(0.01)	(0.01)	(0.04)	(0.04)
Transaction-related expenses for completed acquisitions B	—	—	0.02	0.02
Amortization of acquisition-related intangible assets C	1.25	1.25	4.43	4.43
Income tax restructuring expense associated with pending industrial sale	—	—	0.27	0.27
Adjusted DEPS	$3.72	$3.76	$14.09	$14.13

A.	2022 actual results and 2022 forecast of estimated acquisition-related fair value adjustments to commission expense related to the acquisition of Vertafore as shown below ($M, except per share data). These adjustments are taxed at 21%.

		Q3 2021A	Q3 2022A	Q4 2022E	FY 2022E
	Pretax	$(1)	$(1)	$(1)	$(5)
	After-tax	$(1)	$(1)	$(1)	$(4)
	Per Share	$(0.01)	$(0.01)	$(0.01)	$(0.04)

B.	Transaction-related expenses for the Frontline and viGlobal acquisitions. This adjustment is taxed at 21%.

C.	Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data). These adjustments are taxed at 21%.

		Q3 2021A	Q3 2022A	Q4 2022E	FY 2022E
	Pretax	$141	$144	$170	$599
	After-tax	$112	$114	$134	$474
	Per Share	$1.05	$1.06	$1.25	$4.43

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500 and Fortune 500. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess free cash flow toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact Information:
Investor Relations
941-556-2601
investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include any ongoing impacts of the COVID-19 pandemic on our business, operations, financial results and liquidity, which will depend on numerous evolving factors which we cannot accurately predict or assess, including: the duration and scope of the pandemic, new variants of the virus and the distribution and efficacy of vaccines; any negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our customers, suppliers, and business partners, and how quickly economies and demand for our products and services recover after the pandemic subsides. Such risks and uncertainties also include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses, as well as complete any announced divestitures, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, including risks related to labor shortages and rising interest rates, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of the current inflationary environment and ongoing supply chain constraints, environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	September 30, 2022	December 31, 2021
ASSETS:

Cash and cash equivalents	$1,894.5	$351.5
Accounts receivable, net	630.3	687.6
Inventories, net	101.0	69.2
Income taxes receivable	33.5	16.8
Unbilled receivables	98.8	81.9
Other current assets	138.6	136.1
Current assets held for sale	1,094.7	1,078.0
Total current assets	3,991.4	2,421.1

Property, plant and equipment, net	83.2	82.7
Goodwill	13,672.8	13,476.3
Other intangible assets, net	6,243.5	6,509.1
Deferred taxes	47.2	50.0
Other assets	359.1	369.8
Assets held for sale	—	804.9
Total assets	$24,397.2	$23,713.9

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$121.2	$98.3
Accrued compensation	225.6	261.9
Deferred revenue	1,048.8	1,106.3
Other accrued liabilities	365.6	398.7
Income taxes payable	159.9	117.3
Current portion of long-term debt, net	698.9	799.2
Current liabilities held for sale	220.4	340.1
Total current liabilities	2,840.4	3,121.8

Long-term debt, net of current portion	5,960.6	7,122.6
Deferred taxes	1,365.0	1,466.2
Other liabilities	373.4	390.1
Liabilities held for sale	—	49.4
Total liabilities	10,539.4	12,150.1

Common stock	1.1	1.1
Additional paid-in capital	2,467.9	2,307.8
Retained earnings	11,874.8	9,455.6
Accumulated other comprehensive loss	(468.7)	(183.1)
Treasury stock	(17.3)	(17.6)
Total stockholders' equity	13,857.8	11,563.8

Total liabilities and stockholders' equity	$24,397.2	$23,713.9

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net revenues	$1,350.3	$1,232.1	$3,940.9	$3,577.2
Cost of sales	408.5	360.4	1,190.4	1,050.0
Gross profit	941.8	871.7	2,750.5	2,527.2

Selling, general and administrative expenses	548.6	524.8	1,638.5	1,546.5
Income from operations	393.2	346.9	1,112.0	980.7

Interest expense, net	41.3	58.2	138.6	178.2
Other income (expense), net	3.6	(2.1)	0.2	25.0

Earnings before income taxes	355.5	286.6	973.6	827.5

Income taxes	78.6	75.8	235.3	189.3

Net earnings from continuing operations	276.9	210.8	738.3	638.2

Earnings from discontinued operations, net of tax	49.0	78.7	170.3	226.6
Gain on disposition of discontinued operations, net of tax	1.1	—	1,707.7	—
Net earnings from discontinued operations	50.1	78.7	1,878.0	226.6

Net earnings	$327.0	$289.5	$2,616.3	$864.8

Net earnings per share from continuing operations:
Basic	$2.61	$2.00	$6.97	$6.07
Diluted	$2.59	$1.97	$6.91	$6.00

Net earnings per share from discontinued operations:
Basic	$0.47	$0.75	$17.74	$2.15
Diluted	$0.47	$0.74	$17.59	$2.13

Net earnings per share:
Basic	$3.08	$2.75	$24.71	$8.22
Diluted	$3.06	$2.71	$24.50	$8.13

Weighted average common shares outstanding:
Basic	106.0	105.4	105.9	105.2
Diluted	106.8	106.7	106.8	106.4

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$644.0		$600.2		$1,899.7		$1,761.2
Network Software	346.6		316.0		1,028.0		901.3
Technology Enabled Products	359.7		315.9		1,013.2		914.7
Total	$1,350.3		$1,232.1		$3,940.9		$3,577.2

Gross profit:
Application Software	$440.2	68.4%	$418.5	69.7%	$1,306.5	68.8%	$1,223.0	69.4%
Network Software	293.9	84.8%	267.5	84.7%	867.9	84.4%	757.1	84.0%
Technology Enabled Products	207.7	57.7%	185.7	58.8%	576.1	56.9%	547.1	59.8%
Total	$941.8	69.7%	$871.7	70.7%	$2,750.5	69.8%	$2,527.2	70.6%

Operating profit*:
Application Software	$173.8	27.0%	$164.2	27.4%	$511.4	26.9%	$471.2	26.8%
Network Software	148.1	42.7%	126.5	40.0%	422.0	41.1%	343.3	38.1%
Technology Enabled Products	126.5	35.2%	104.1	33.0%	337.6	33.3%	312.0	34.1%
Total	$448.4	33.2%	$394.8	32.0%	$1,271.0	32.3%	$1,126.5	31.5%

*Segment operating profit is before unallocated corporate general and administrative expenses. These expenses were $55.2 and $47.9 for the three months ended September 30, 2022 and 2021, respectively, and $159.0 and $145.8 for the nine months ended September 30, 2022 and 2021, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net earnings from continuing operations	$738.3	$638.2
Adjustments to reconcile net earnings from continuing operations to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	28.0	33.9
Amortization of intangible assets	438.4	429.0
Amortization of deferred financing costs	9.2	10.1
Non-cash stock compensation	90.8	93.5
Gain on sale of assets, net of tax	—	(21.6)
Income tax provision, excluding tax associated with gain on sale of assets	235.3	183.8
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	48.3	(0.3)
Unbilled receivables	(21.7)	(22.9)
Inventories	(33.6)	—
Accounts payable	24.7	14.6
Other accrued liabilities	(59.0)	10.8
Deferred revenue	(15.2)	26.5
Cash tax payments related to disposal of businesses	(534.6)	—
Cash income taxes paid	(397.5)	(223.8)
Other, net	(1.2)	(29.2)
Cash provided by operating activities from continuing operations	550.2	1,142.6
Cash provided by operating activities from discontinued operations	112.7	289.8
Cash provided by operating activities	662.9	1,432.4

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(580.9)	(19.4)
Capital expenditures	(30.0)	(19.9)
Capitalized software expenditures	(21.9)	(22.2)
Proceeds from sale of assets	—	27.1
Other, net	(1.8)	(1.5)
Cash used in investing activities from continuing operations	(634.6)	(35.9)
Proceeds from disposition of discontinued operations	2,997.1	—
Cash used in investing activities from discontinued operations	(4.9)	(6.5)
Cash provided by (used in) investing activities	2,357.6	(42.4)

Cash flows from (used in) financing activities:
Payments on senior notes	(800.0)	—
Borrowings (payments) under revolving line of credit, net	(470.0)	(1,240.0)
Debt issuance costs	(3.9)	—
Cash dividends to stockholders	(196.2)	(176.9)
Proceeds from stock-based compensation, net	57.0	63.9
Treasury stock sales	11.6	11.8
Other	(0.3)	—
Cash flows used in financing activities from continuing operations	(1,401.8)	(1,341.2)
Cash flows provided by (used in) financing activities from discontinued operations	(11.3)	0.3
Cash flows used in financing activities	(1,413.1)	(1,340.9)

(Continued)

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited) - (Continued)
(Amounts in millions)

	Nine months ended September 30,
	2022	2021

Effect of foreign currency exchange rate changes on cash	(64.4)	(4.9)

Net increase in cash and cash equivalents	1,543.0	44.2

Cash and cash equivalents, beginning of period	351.5	308.3

Cash and cash equivalents, end of period	$1,894.5	$352.5